SECURITY AGREEMENT - Guarantor

THIS SECURITY AGREEMENT (this "Agreement"), dated as of
May 23, 2001, is entered into between U.S. BANK NATIONAL
ASSOCIATION (the "Bank") and DATRON ADVANCED TECHNOLOGIES INC. (the
"Guarantor").

                  W I T N E S S E T H:

WHEREAS, the Guarantor's parent corporation, Datron
Systems Incorporated (the "Borrower"), has requested, or may concurrently or hereafter request, loans, advances or other extensions of credit (whether by issuing letters of credit, creating bankers' acceptances or otherwise) from the Bank, Guarantor has provided to the Bank a Continuing Guaranty (the
"Guaranty") dated of even date herewith and Guarantor has agreed to secure its obligations under the Guaranty pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of loans, advances or other extensions of credit under the Credit Agreement and any other loan, advance or extensions of credit made or to be made to the Borrower by the Bank, and for other good and valuable consideration, the parties hereto agree as follows:

Section 1 	Definitions and Interpretation

Section 1.1  	Definitions.  In addition to the
terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement
(such meanings being applicable to both the singular and plural forms):

"Agreement" shall mean this Security Agreement, as it may be amended, modified, supplemented, assigned, restated or replaced from time to time.

"Collateral" shall mean all property or rights in which a security interest is granted hereunder.

"Credit Document" shall mean the Credit Agreement by and between the Borrower and the Bank and any promissory note or notes issued from time to time thereunder, and any other promissory note, agreement, evidence of indebtedness, guaranty, application, instrument or document (including each agreement or application for issuance of any letter of credit or creation of any bankers' acceptance) relating to any obligation of the Borrower to the Bank, whether heretofore or hereafter issued, made or entered by the Borrower, and whether evidencing a present or future obligation or an obligation payable under any circumstance, whether now or hereafter due, direct or indirect, absolute or contingent.

"Default" shall mean: (a) the occurrence of any "Event of Default" or similar occurrence under any Credit Document , including the occurrence of any Event of Default as defined in the Credit Agreement or the Guaranty; (b) nonpayment, when due or demanded (if under a demand instrument) of any amount of the Liabilities, or any amount payable to the Bank by any Obligor; (c) failure to perform any agreement of any Obligor hereunder or under any Credit Document and such failure shall continue beyond any grace period expressly applicable thereto; (d) any representation made, or deemed to be made, by any Obligor hereunder or under any Credit Document is untrue or incorrect in any material respect when made or deemed to be made; or (e) during any time that the Credit Agreement shall not have remained in force and effect, the occurrence of any of the foregoing events or, in addition, any of the foregoing: (i) any event shall occur that results in the acceleration of any indebtedness or material monetary obligation of any Obligor or enables the holders of such indebtedness or obligation (or agent or trustee) to accelerate such indebtedness or obligation; (ii) any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature or applies for or consents to appointment of a trustee or other custodian for its properties or makes a general assignment for the benefit of creditors or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or dissolution or liquidation proceeding, is instituted by or against any Obligor; or (iii) the Bank shall have determined in good faith (which determination shall be conclusive) that an event has occurred that could cause or have a Material Adverse Effect (as defined in the Credit Agreement).

"Liabilities" shall mean all obligations of the Guarantor under the Guaranty and any other Credit Document, and under this Agreement, and all other obligations of the Guarantor to the Bank, its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

"Non-Goods Collateral" shall mean all Collateral other than Inventory, and Equipment.

"Obligor" shall mean the Guarantor, or any general partner (if a partnership) in the Guarantor, joint venturer (if a joint venture) in the Guarantor and any other guarantor, surety, accommodation party or other party primarily or secondarily liable on any of the Liabilities.

Section 1.2  	Terms defined in Uniform Commercial
Code. "Account", "Account Debtor", "Chattel Paper", "Document", "Equipment", "Fixtures", "General Intangibles", "Instrument", "Inventory", and "Proceeds" shall have the meanings set forth in the California Uniform Commercial Code, provided, that if any additional goods, property or rights shall be included in such terms under Section 2 hereof, such terms shall be construed to include such additional goods, property or rights.

Section 1.3 	Interpretation.  A reference to a
Section, Exhibit or Schedule is, unless otherwise stated, a reference to a section hereof, or an exhibit or schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The word "including" shall, in each instance, be deemed to mean "including but not limited to".

Section 2 	Grant of Security Interest

Section 2 	Grant of Security Interest.  As security
for the payment of all Liabilities, the Guarantor hereby assigns to the Bank, and grants to the Bank a continuing security interest in, the following, whether now owned or hereafter arising or acquired:

(a)  	Accounts, including all other rights
and interests (including all liens and security interests) that the Guarantor may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

(b) 	Equipment, including all accessories,
parts and other property at any time affixed thereto or used in connection therewith and all substitutions and replacements thereof;

(c) 	Inventory, including goods that are
returned, repossessed, stopped in transit or which otherwise come into the possession of the Guarantor; and

(d) 	General Intangibles, including
inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification and rights under warranties;

(e) 	Chattel Paper, Instruments and
Documents;

(f) 	goods, instruments, documents or
chattel paper that are in the possession or control of, or in transit to, the Bank or any agent or bailee for the Bank for any reason and all interest on, dividends and distributions and other rights in connection with such property, and any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Guarantor now or hereafter with the Bank;

(g) 	books, correspondence, credit files,
records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor;

(h) 	Proceeds, including all policies,
claims to payment under, and proceeds of any and all insurance policies payable to the Guarantor, or on behalf of the Guarantor's property, whether or not such policies are issued to or owned by the Guarantor and whether or not the Bank is named as loss payee or additional insured, including any credit insurance.

Section 3 	Representations and Warranties

The Guarantor represents and warrants to the Bank that:

Section 3.1	Power and Authority; Valid and Binding
Obligation. The Guarantor is a corporation duly incorporated and in good standing under the laws of its state of incorporation and duly qualified to do business in each jurisdiction where such qualification is necessary. The execution and delivery of this Agreement, and the performance by the Guarantor of its obligations hereunder are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action. This Agreement is the Guarantor's legal, valid and binding obligation, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the Guarantor's charter or by-laws or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Guarantor or its property is bound.

Section 3.2  	Owner, No Other Financing Statements.
The Guarantor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder, and those shown on Schedule A. No financing statement (other than any which may have been filed on behalf of the Bank) covering any of the Collateral is on file in any public office, except those listed on Schedule A.

Section 3.3  	Names, Offices and Locations.  The
Guarantor does business solely under its own name and the trade names and styles, if any, set forth on Schedule B (which includes any name used within the past 5 years). Any such trade names and styles are used only in the locations listed on Schedule B. Except as noted on such Schedule, no trade names or styles or other similar marks owned by the Guarantor are registered with any governmental unit. The Guarantor's chief place of business and chief executive office and the office where it keeps its books and records concerning the Accounts and General Intangibles, and the originals of all Chattel Paper, Instruments and Documents, are located at its address set forth on the signature page hereof.

Section 3.4  	Locations of Equipment and Inventory.
All of the Equipment and Inventory existing on the date of the Agreement is located at the places specified in Schedule C. The Guarantor will immediately notify the Bank of any additional state in which any item of Equipment or Inventory is hereafter located.

Section 3.5  	Inventory.  All Inventory has been
produced in compliance with all requirements of the Fair Labor
Standards Act.

Section 4 	Sale and Collection

Section 4.1  	Sale in Ordinary Course.  Until such
time as the Bank shall notify the Guarantor of the revocation of such authority or until the occurrence of a Default, the Guarantor may, in the ordinary course of its business, sell, lease, or consume (if raw materials) Inventory and furnish Inventory under contracts of service.

Section 4.2  	Collection of Non-Goods Collateral.
Until such time as the Bank shall notify the Guarantor of the revocation of such authority, the Guarantor will endeavor to collect, as and when due, all amounts due with respect to any of the Non-Goods Collateral, and shall take any action in connection with such collection as the Bank may reasonably request.

Section 4.3  	Refunds.  The Guarantor may grant, in
the ordinary course of its business, any refund or allowance to any Account Debtor to which it may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to Accounts.

Section 4.4  	Collection by the Bank.  The Bank
may, but shall not be obligated to, at any time, upon the occurrence of any Default (a) notify any parties obligated on any of the Non-Goods Collateral to make payment directly to the Bank,
(b) enforce collection of any of the Non-Goods Collateral by suit or otherwise, and (c) surrender, release, exchange, compromise, extend or renew all or any part of the Non-Goods Collateral. Following the occurrence of any Default, the Guarantor will, at its own expense, notify all parties obligated on any of the Non-Goods Collateral to make all payments thereunder directly to the Bank.

Section 4.5 	Transmittal of Items to the Bank.
The Guarantor will (except as the Bank may otherwise consent in writing) following the occurrence of a Default, upon receipt, transmit and deliver to the Bank, in the form received, all cash, checks, drafts, and any other form of payment (properly endorsed, where required, so that such items may be collected by the Bank) received as proceeds of any of the Collateral. The Bank is authorized to endorse, in the name of the Guarantor, any item received by the Bank constituting a proceed of any of the Collateral. Except as the Bank may otherwise consent in writing, any such items received by the Guarantor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Bank until delivered to the Bank.

Section 4.6 	Collection Account.  All items or
amounts which are received by the Bank as proceeds of the Collateral shall be deposited to the credit of a deposit account of the Guarantor with the Bank, securing the Liabilities. The Guarantor shall have no right to make withdrawals from such account. The Bank may, from time to time, in its discretion (a) apply collected balances therein to the Liabilities, whether or not then due, in such order of application as it shall determine, and
(b) release all or any of such balance to the Guarantor.

Section 5 	Agreements of Guarantor

The Guarantor agrees that, unless otherwise agreed in writing by the Bank, it will:

Section 5.1  	Schedules and Reports.  Furnish to
the Bank, in form and detail satisfactory to the Bank: (a) written notice of any event causing loss, material damage or depreciation in value of any of the Collateral, describing, and specifying the amount of, such loss, damage or depreciation; and (b) from time to time, as the Bank may request, such additional schedules, certificates and reports concerning the Collateral, including the Account Debtors obligated thereon, as the Bank may request.

Section 5.2  	Inspection.  Permit the Bank and its
agents or its designees, from time to time, to inspect and evaluate the Collateral, and to inspect, audit and make copies of all books and records constituting or otherwise concerning the Collateral, and will, upon request of the Bank, deliver to the Bank all of such records which pertain to the Collateral and all Account Debtors.
In the event any such inspection is made following the occurrence of a Default, the Guarantor will reimburse the Bank upon demand for all reasonable costs and expenses incurred by the Bank, its agents or its designees in the course of such inspection and evaluation.

Section 5.3  	Financing Statements and Filing.
Upon request of the Bank, execute such financing statements and other documents (and pay the cost of recording the same in all offices requested by the Bank) and do such other acts as the Bank may from time to time request to establish and maintain a valid perfected security interest in the Collateral, including depositing with the Bank any certificate of title issued on any of the Equipment and noting thereon the Bank's security interest. The Guarantor agrees that any carbon, photographic or other reproduction of this Agreement or of any such financing statement shall be sufficient for filing as a financing statement.

Section 5.4  	Locations and Notices.  Maintain and
keep (a) all Inventory and Equipment at the locations shown on Schedule C and give reasonable written notice to the Bank of the change of location of any Equipment that causes more than $250,000 of Inventory and Equipment to be in any jurisdiction other than locations listed on such Schedule; (b) except as delivered to the Bank from time to time, all Chattel Paper, Instruments and Documents, and all records included as Collateral or otherwise concerning the Collateral, at the address shown on the signature page and not duplicate any records regarding any Non-Goods Collateral at any other address; and (c) the location of its chief office at the address shown on the signature page.

Section 5.5  	Names.  Not do business under any
other name other than those shown on Schedule B.

Section 5.6  	Notation on Records.  Upon the
occurrence of a Default, stamp on its records concerning the Collateral a notation, in form satisfactory to the Bank, of the security interest of the Bank hereunder, and mark conspicuously each Document, Chattel Paper, Instrument or contract included in the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such Document, Chattel Paper, Instrument or contract is subject to the security interest of the Bank.

Section 5.7  	Delivery of Collateral.  Upon the
occurrence of a Default and the request of the Bank, deliver to the Bank all Documents, Instruments and Chattel Paper, duly endorsed to be payable to the Bank, or accompanied by duly executed instruments of transfer or assignment in form and substance satisfactory to the Bank, with full recourse to the Guarantor.

Section 5.8  	Transfer, Sale or Security Interest.
Except as expressly authorized under Section 4.1 hereof (subject to the limits therein), not sell, lease, transfer, consume, assign or otherwise dispose of, or create or permit to exist any lien on or security interest (other than the Bank's security interest) in, any Collateral.

Section 5.9  	Maintenance.  Keep all Equipment and
Fixtures in first class order and repair, excepting any damage or destruction which is fully covered by insurance payable to the Bank.

Section 5.10  	Insurance.  Keep all Inventory,
Equipment and Fixtures insured against loss, damage, theft and other risks, with amounts and insurance companies, and under policies, satisfactory to the Bank, which policies shall provide that loss thereunder shall be payable to the Bank as its interest may appear (and the Bank may apply any proceeds of such insurance which may be received by it toward payment of Liabilities, whether or not due, in such order of application as the Bank may determine), and such policies or certificates thereof shall, if the Bank so requests, be deposited with the Bank.

Section 5.11  	Payment of Taxes, etc.  Pay, when
due, all taxes, assessments, governmental charges and other similar charges levied against any of the Collateral, except and so long as the Guarantor is contesting such taxes, assessments or charges in good faith and, by appropriate proceedings and the Guarantor has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles, and so long as no enforcement action is being taken that would interfere with the Guarantor's use of such Collateral or the enforcement of the Bank's rights hereunder.

Section 5.12  	Waivers.  Upon the occurrence of a
Default and the request of the Bank, obtain and deliver to the Bank waivers in form and substance satisfactory to the Bank of any claim to any Collateral by any landlord or mortgagee of any property where Equipment or Inventory is located.

Section 5.13 	Inventory.  Comply with all
requirements of the Fair Labor Standards Act in producing
Inventory.

Section 6 	Bank's Duties and Power of Attorney

Section 6.1  	Bank's Performance of Agreements and
Reimbursement. Upon the occurrence of a Default, the Bank may, at its option, perform any agreement of the Guarantor hereunder which the Guarantor shall fail to perform and take any other action which the Bank deems necessary for the maintenance or preservation of the Collateral or its interest therein, and the Guarantor shall reimburse the Bank for all expenses of the Bank in connection with the foregoing, together with interest thereon at the highest rate of interest borne by any of the Liabilities at such time from the date incurred until reimbursed by the Guarantor.

Section 6.2  	Power of Attorney.  Effective upon
the occurrence of a Default, the Guarantor hereby irrevocably appoints the Bank as the Guarantor's attorney-in-fact, with full authority in the place and stead of the Guarantor and in the name of the Guarantor, the Bank or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument which the Bank may deem advisable to accomplish the purposes of
Section 6.1 and to exercise any right and remedy upon the occurrence of a Default. The Guarantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is irrevocable and is coupled with an interest.

Section 6.3  	No Liability on Collateral;
Indemnity. The rights and powers of the Bank hereunder are conferred solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such rights or powers. The Bank does not in any way assume any of the Guarantor's obligations under, or with respect to, the Collateral. The Guarantor shall remain liable with respect to the Collateral to the same extent as if this Agreement had not been executed. The Guarantor agrees to indemnify and hold harmless the Bank against any and all liabilities, claims, damages, actions, proceedings, losses or other obligations arising in connection with or on account of any of the Collateral except for such liabilities, claims, damages, actions, proceedings, losses or obligations as are proven to have been caused by the gross negligence or willful misconduct of Bank.

Section 6.4  	Care of Collateral.  Except for the
safe custody of any Collateral in its possession, the Bank shall have no duty as to any Collateral or as to the taking of any steps to preserve rights against any other party. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, or is accorded treatment complying with any provision of any other document setting forth a standard of care for such Collateral.

Section 7 	Default and Remedies

Whenever a Default shall be existing:

Section 7.1  	Liabilities Due and Payable.  All of
the Liabilities may, at the option of the Bank, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable.

Section 7.2.  	Deposits, etc.  The Bank may, from
time to time, without demand or notice of any kind, appropriate and apply toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Guarantor then or thereafter with the Bank.

Section 7.3  	Assembly of Collateral.  Upon demand
of the Bank, the Guarantor shall assemble, at its expense, all Collateral at a convenient place acceptable to the Bank.

Section 7.4  	Use and Sale of Collateral.  The Bank
may, to the fullest extent permitted by applicable law, upon reasonable notice, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral; (b) use or license, on an exclusive or non-exclusive basis, any General Intangibles throughout the world for such term or terms, on such conditions, and in such manner, as the Bank shall in its sole discretion determine, without compensation to the Guarantor; (c) sell any or all of the Collateral, free of all rights and claims of the Guarantor therein and thereto; and (d) bid for and purchase any or all of such Collateral at any such sale.

Section 7.5  	Additional Provisions on Sale.  Any
sale of Collateral may be in one or more parcels at public or private sales, at any of the Bank's offices or elsewhere, for cash, on credit, or for future delivery, an upon such other terms as the Bank may reasonably believe are commercially reasonable. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sales having been given, and the Bank may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 7.6  	Waiver by Guarantor.  The Guarantor
hereby expressly waives, to the extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Bank of any of its rights and remedies upon Default. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five days before such disposition.

Section 7.7  	Proceeds of Collateral.  Any proceeds
of any disposition by the Bank of any of the Collateral may be applied by the Bank to the payment of expenses in connection with the Collateral, including reasonable attorneys, fees and legal expenses, and any balance of such proceeds may be applied by the Bank toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect.

Section 7.8  	Recourse to Collateral; Remedies not
Exclusive. The Bank may resort to the Collateral for payment of any of the Liabilities, whether or not the Bank shall have resorted to any other property securing the Liabilities or shall have proceeded against any Obligor. The Bank's exercise of rights hereunder shall not prevent the Bank's exercise of any other rights it may have upon the occurrence of a Default under any other Credit Documents or otherwise, and one exercise of rights hereunder shall not prevent any subsequent exercise of rights of the Bank hereunder, under any Credit Documents or otherwise.

Section 7.9 	Other Rights.  The Bank may exercise
from time to time any other rights and remedies available to it under any Credit Document and under all applicable law.

Section 8	Additional Waivers

Guarantor waives all rights and remedies that Guarantor may have as a guarantor or surety under the provisions of Title 13, commencing with Section 2787, of the California Civil Code, or any other provision of law. In this regard, Guarantor waives (a) the right to require the Bank to proceed against the Borrower, or any other person liable for the indebtedness of the Borrower to the Bank, to proceed against or exhaust any Collateral or other security securing such indebtedness, or to pursue any other remedy in the Bank's power; (b) any defense arising by any reason, including any election of remedies, any disability, or the cessation from any cause whatsoever of the liability of the Borrower or any other person liable for such indebtedness; and
(c) any right of subrogation for such indebtedness. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. For purposes of the waiver just given, the "creditor" referred to therein is the Bank, and the "principal" is the Borrower.
Guarantor authorizes the Bank, from time to time, and without notice to the Guarantor to (x) renew, compromise, extend, accelerate or otherwise change the time for payment or, otherwise alter the terms of the Borrower's indebtedness and other obligations, or (y) to grant or extend new indebtedness to the Borrower, which indebtedness shall automatically be secured by this Agreement. Guarantor assumes the responsibility for being, at all times, informed of the financial condition of the Borrower and any other person liable for indebtedness of the Borrower to the Bank, and of all other circumstances bearing upon the risk of non-payment of such indebtedness, which diligent inquiry would reveal, and agrees that the Bank shall have no duty to advise the Guarantor of information known to the Bank regarding such condition or circumstances.

Section 9	General Provisions

Section 9.1	Reimbursement of Expenses.  Upon the
occurrence of a Default, the Guarantor shall reimburse the Bank upon demand for all costs and expenses, including reasonable fees of attorneys for the Bank (who may be employees of the Bank) and legal expenses, incurred by the Bank in seeking to collect or enforce any rights under the Collateral and its rights hereunder and, in case of Default, in seeking to collect each Credit Document and the Liabilities, including expenses of any repairs to any realty or other property to which any of the Equipment or Fixtures may be affixed or be a part.

Section 9.2  	Notices.  Any notice or other
communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 9.3   	Waivers and Amendments.  No failure
or delay on the part of the Bank in the exercise of any power, right or remedy, and no course of dealing between the Guarantor and the Bank, shall operate as a waiver of such power, right or remedy, nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Guarantor not required hereunder shall in any event entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank. Any waiver of any provision of this Agreement, and any consent to any departure by the Guarantor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.4  	Remedies Cumulative.  The remedies
provided for herein are cumulative and not exclusive of any remedies which may be available to the Bank at law or in equity.

Section 9.5  	Termination of Agreement.  Unless
sooner terminated by the Bank, this Agreement shall terminate when all of the Credit Documents shall have expired or been terminated and all Liabilities shall have been paid in full. This Agreement shall continue notwithstanding that there may be, from time to time, no outstanding loans or extensions of credit from the Bank to the Guarantor. Any return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Guarantor and shall be without warranty by, or recourse against, the Bank.

Section 9.6  	Successors and Assigns.  This
Agreement shall be binding upon the Guarantor, its successors and assigns (and, if an individual, the Guarantor's heirs, estate and personal representatives), and shall inure to the benefit of, and be enforceable by, the Bank and its successors, transferees, and assigns. Without limiting the generality of the foregoing, the Bank may assign or otherwise transfer all or any portion of the Liabilities to any other person or entity and may similarly transfer all or any portion of its rights under this Agreement to such person or entity.

Section 9.7  	Choice of Law.  This Agreement has
been delivered at San Diego, California, and shall be construed in accordance with and governed by the laws of the State of California.

Section 9.8  	Severance.  Whenever possible, each
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.9  	Counterparts.  This Agreement may be
executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 9.10  	Consent to Jurisdiction.  AT THE
OPTION OF THE BANK, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES COUNTY, CALIFORNIA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 9.11  	Waiver of Jury Trial.  THE GUARANTOR
AND THE BANK EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

Section 9.12		Conflict between Documents.  In
the event that any provision of this Agreement conflicts with a provision of the Credit Agreement, the provision of the Credit
Agreement shall govern.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                 DATRON ADVANCED TECHNOLOGIES INC.

                                 By:  DAVID A. DERBY
                                      DAVID A. DERBY, Chairman

                                 By:  WILLIAM L. STEPHAN
                                      WILLIAM L. STEPHAN, Treasurer

                                 Datron Advanced Technologies Inc.
                                 c/o Datron Systems Incorporated
                                 3030 Enterprise Court
                                 Vista , CA  92083
                                 Attention:  William L. Stephan, Chief
                                                Financial Officer

                                 U.S. BANK NATIONAL ASSOCIATION

                                 By:  CORY BRAZAS
                                      CORY BRAZAS, Sr. Vice President

                                 By:  WILLIAM BURZYNSKI
                                      WILLIAM BURZYNSKI, Vice President

                                 U.S. Bank National Association
                                 4180 La Jolla Village Drive, Suite 125
                                 La Jolla , CA  92037
                                 Attention:  William Burzynski, Vice
                                               President


               SCHEDULE A
                   TO
            SECURITY AGREEMENT
                 BETWEEN
      DATRON ADVANCED TECHNOLOGIES INC.
                  AND
    U.S. BANK NATIONAL ASSOCIATION

Other Security Interests: None except for filings under the former legal name of Datron/Transco Inc. as disclosed below:


Datron/Transco Inc.
UCC Filing No.             State                Secured Party
9716160143                   CA                 OCE' - USA
9719260928                   CA                 Toyota Motor Credit Corp.
199836560151                 CA                 Mita Financial


                   SCHEDULE B
                      TO
               SECURITY AGREEMENT
                    BETWEEN
         DATRON ADVANCED TECHNOLOGIES INC.
                      AND
         U.S. BANK NATIONAL ASSOCIATION

Trade Names:		Datron/Transco
Locations Used:		Worldwide


                    SCHEDULE C
                        TO
              SECURITY AGREEMENT
                     BETWEEN
         DATRON ADVANCED TECHNOLOGIES INC.
                       AND
          U.S. BANK NATIONAL ASSOCIATION


Locations at which Equipment and Inventory is kept:

Location                       Type of Equipment or Inventory

Simi Valley, California        Office furniture and equipment;
                               Inventory

Continental United States      DBS demo vans

Worldwide                      Exhibition equipment; installation
                                 tools